CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the incorporation by reference in the registration statements of Conseco, Inc. (File Nos. 33-57079, 33-56901, 33-57931, 33-40556,
33-58710,  33-58712,  333-10297,  333-18037,  333-18581,  333-19783,  333-23251,
333-27803,  333-28305, 333-32615,  333-32617 and 333-32621) of  our report dated
March 23, 1998, on our audits of the consolidated financial statements and financial statement schedules of Conseco, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.



                                               /S/COOPERS & LYBRAND L.L.P.
                                               -----------------------------
                                               Coopers & Lybrand L.L.P.



Indianapolis, Indiana
March 23, 1998